Exhibit 10.3

ESCROW AGREEMENT

THIS ESCROW AGREEMENT made as of this 11th day of April, 2008, by and among Rick’s Cabaret International, Inc., a Texas corporation (“Rick’s”), Jerry Golding (“Golding”), Kenneth Meyer (“Meyer”), Charles McClure (“McClure”) (individually a “Seller” and collectively the “Sellers”), Rick’s and Sellers being collectively referred to as the “Parties” or individually referred to as a “Party,” and Robert D. Axelrod, P.C., as the Escrow Agent (“Escrow Agent”), having an address at 5300 Memorial Drive, Suite 700, Houston, Texas 77007.

WITNESSETH

WHEREAS, the Sellers, Hotel Development – Texas, Ltd., a Texas limited partnership (“Hotel Development”), HD Texas Management, LLC, a Texas limited liability company (“HD”), DPC Holdings, LLC, a Texas limited liability company (“DPC”), Illusions-Dallas Private Club, Inc., a not-for-profit Texas corporation (“Illusions”), RCI Entertainment (Dallas), Inc., a Texas corporation (“Buyer”) and RCI Holdings, Inc., a Texas corporation (“RCI”) entered into a Purchase Agreement dated March 4, 2008 (the “Purchase Agreement”) pursuant to which Buyer would acquire 100% of the limited partnership interest in Hotel Development and 100% of the membership interest in HD and pursuant to which RCI would acquire the Real Property (as hereinafter defined); and

WHEREAS Hotel Development owns an adult entertainment cabaret known as “The Executive Club” (the “Club”) located at 8550 North Stemmons Freeway, Dallas, Texas 75226 (the “Real Property”); and

WHEREAS, the Parties entered into an Amendment to Purchase Agreement dated April 11, 2008, (the “Amendment”) pursuant to which Messrs. Golding, Meyer and McClure have each agreed to deposit in escrow 3,500 shares of common stock of Rick’s, $0.01 par value, issued by Rick’s to each of the Sellers pursuant to the Purchase Agreement, for an aggregate of 10,500 shares (collectively the 10,500 shares of Rick’s common stock are hereinafter referred to as the “Escrow Shares” or “Escrow Stock”); and

WHEREAS, in connection with the execution of the Amendment, it is necessary to establish an escrow for the Escrow Stock; and

WHEREAS, the Parties desire that Robert D. Axelrod, P.C. serve as the Escrow Agent in connection with this Escrow Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations herein contained, the Parties agree hereto as follows:

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1.             Escrow of Escrow Shares.  At the time of executing this Escrow Agreement, the Escrow Agent shall have been delivered the following:

(a)
Certificates representing the Escrow Shares, consisting of three (3) separate stock certificates, each representing 3,500 shares of common stock of Rick’s issued to each of Messrs. Golding, Meyer and McClure, respectively, or letters of instruction to the transfer agent to forward the Escrow Shares directly to the Escrow Agent;

(b)
Stock powers for the Escrow Shares, fully executed by each Seller covering the certificates delivered in escrow.  The stock powers, along with the Escrow Shares, shall hereinafter be collectively referred to as the "Escrowed Documents."

(c)
Each Seller, by the delivery of the Escrow Shares to the Escrow Agent, does hereby acknowledge and represent that the Escrow Shares are owned, beneficially and of record, by such Seller, free and clear of any liens, claims, equities, charges, options, rights of first refusal or encumbrances and, further, acknowledges and represents that he has the unrestricted right and power to transfer, convey and deliver full ownership of his portion of the Escrow Shares (3,500 shares for each Seller) without the consent, agreement or joinder of any other person and without any designation, declaration or filing with any governmental authority.

2.             Conditions for Release from Escrow.  The Escrow Agent is hereby instructed to receive and hold the Escrowed Documents in escrow.  The Escrowed Documents shall not be released or dealt with in any manner whatsoever inconsistent with this Escrow Agreement, unless  the Escrow Agent shall receive other written instructions executed by Rick’s and each Seller.  Absent contrary written instructions, the Escrow Agent shall deliver the Escrow Documents to the Sellers or Rick’s, as the case may be, as follows:

(a)
In the event Rick’s is entitled to indemnification in accordance with Paragraph 8.1 of the Purchase Agreement, or in the event that Rick’s or Buyer becomes obligated to make payments under any pending litigation against either the Sellers, Hotel Development, HD, DPC or Illusions or makes any payment for existing claims related to the business operation of Hotel Development, HD, DPC, Illusions or the Club, which claims occurred prior to the Closing Date, then the Escrow Shares shall be offset by Rick’s on the basis of $25.00 per share.  A determination will be made as to the amount owed pursuant to this Paragraph 2(a), and the number of shares of Rick’s common stock to be forfeited, returned to and cancelled by Rick’s in satisfaction of the indemnification or claim shall be calculated on a basis of $25.00 per share and shall be forfeited, returned to and cancelled by Rick’s on an equal pro rata basis among all of the Sellers.

(b)
The Escrow Agent shall release at the end of the Escrow Period (as defined herein) the Escrow Documents remaining in escrow which are in the name of each respective Seller upon receipt by the Escrow Agent of a written statement from Rick’s that no liabilities arose during the Escrow Period for which Rick’s was responsible for as provided in Paragraph 2(a) above, and that no claims or disputes arose and no settlement funds or expenses were expended by Rick’s during the Escrow Period as provided for in Paragraph 2(a) above, provided that the Escrow Agent may retain the Escrow Shares for a period of up to thirty (30) days after the end of the Escrow Period if Rick’s is in the process of determining if any claims or dispute arose pursuant to Paragraph 2(a) above which remains unresolved.

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(c)
Upon receipt by the Escrow Agent of any written statement from Rick’s that a claim has been asserted pursuant to Paragraph 2(a) above, then the Escrow Agent shall give written notice of such fact, together with a copy of the written statement, to each of the Sellers within three (3) business days.  If no objection is received by the Escrow Agent from any of the Sellers within five (5) business days following such notification, the Escrow Agent shall release the Escrow Documents in accordance with Paragraph 2(a).  If an objection is received within five (5) business days, the Escrow Agent shall so notify each of the Parties of such fact.  In such event the Escrow Agent may, but shall not be required, to submit the dispute to Arbitration as provided for in Paragraph 12(a) hereof.   Attorney’s fees and costs of court shall be borne by the party losing any action brought to recover the Escrowed Documents.

(d)
In the event that the shareholders of Rick’s are requested to vote on any matter while any Escrow Shares are held in Escrow, the Escrow Shares shall be voted by the respective Seller in whose name the Escrow Shares are owned.

3.             Escrow Period and Delivery.  The escrow period shall commence on the date of the execution of this Escrow Agreement, which shall be the same date as the date of the Closing of the Purchase Agreement, and shall continue for a period of two (2) years or until the final disposition of the Escrowed Documents (the “Escrow Period”) in accordance with the terms of this Escrow Agreement (the “Termination").  Once the Escrow Agent has delivered the Escrowed Documents in accordance with the terms of this Escrow Agreement, its duties pursuant to this Escrow Agreement shall be completed and it shall have no further responsibility whatsoever hereunder.

4.             Each Seller hereby agrees that so long as the Escrow Stock is held in escrow pursuant to this Escrow Agreement, he will not take any action to cancel, sell, pledge, assign, dispose of or otherwise transfer the Escrow Stock, except as otherwise provided by this Escrow Agreement.  If Rick’s declares a cash dividend or stock dividend or if Rick’s splits or subdivides its shares of common stock or issues any shares of its common stock in a reclassification then any cash dividend or stock dividend to which each Seller would be entitled shall be issued directly to the Escrow Agent to hold in escrow in accordance with the terms and conditions of this Escrow Agreement.

5.             The Escrow Agent is hereby authorized to exchange the share certificates delivered to it for any number and any denomination of share certificates that the Escrow Agent, in its sole discretion, requires to enable it to release the Escrow Stock as required pursuant to this Escrow Agreement.

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6.             The Escrow Agent shall have no duties or obligations other than those specifically set forth herein or required by law.  The acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the terms and conditions hereof, which shall govern and control with respect to its rights, duties, liabilities and immunities.

7.             Rick’s and the Sellers understand and agree that Escrow Agent is not a principal, participant, or beneficiary of the underlying transactions which necessitate this Escrow Agreement.  The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from acting on any instrument reasonably believed by it to be genuine and to have been signed or presented by the proper Party or Parties, their officers, representatives or agents.  So long as the Escrow Agent has acted in good faith or on the advice of counsel or has not been guilty of willful misconduct, the Escrow Agent shall have no liability under, or duty to inquire beyond the terms and provisions of this Escrow Agreement, and it is agreed that its duties are purely ministerial in nature.  Escrow Agent shall in no event be liable for any exemplary or consequential damages, the Parties understanding that this limitation is provided for in view of the fact that Escrow Agent will receive no compensation (other than reimbursement for expenses), for its services hereunder.

8.             The Escrow Agent shall not be obligated to take any legal actions hereunder against any third party who is not a party to this Escrow Agreement which might, in the Escrow Agent's judgment, involve any expense or liability, unless the Escrow Agent shall have been furnished with reasonable indemnity.

9.             The Escrow Agent is not bound in any way by any other contract or agreement between or among the Parties hereto whether or not the Escrow Agent has knowledge thereof of its terms and conditions and the Escrow Agent's only duty, liability and responsibility shall be to hold and deal with the Escrowed Documents as herein directed.

10.           The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement unless the same shall be in writing and signed by all of the other Parties hereto and, if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given prior written consent thereto.

11.           The Parties hereto each jointly and severally agree to indemnify the Escrow Agent against and hold the Escrow Agent harmless from anything which the Escrow Agent may do or refrain from doing in connection with its performance or non-performance as Escrow Agent under this Escrow Agreement and any and all losses, costs, damages, expenses, claims and reasonable attorneys' fees suffered or incurred by the Escrow Agent as a result of, in connection with or arising from or out of the acts of omissions of the Escrow Agent in performance of or pursuant to this Escrow Agreement, except such acts or omissions as may result from the Escrow Agent's willful misconduct.

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12.           In the event of any disagreement between Rick’s and the Sellers or any or either of them concerning this Escrow Agreement or between them,  or demands being made in connection with the Escrow Stock, or in the event that the Escrow Agent is in doubt as to what action the Escrow Agent should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until:

(a)
the rights of Rick’s and the Sellers shall have been settled finally, completely and conclusively by arbitration in Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules").  The governing law of this Agreement shall be the substantive law of the State of Texas, without giving effect to conflict of laws.  A decision of the arbitrator shall be final, conclusive and binding on Rick’s and the Sellers.  Any arbitration held in accordance with this paragraph shall be private and confidential and no person shall be entitled to attend the hearings except the arbitrator, the Sellers, the Sellers’ attorneys, representatives of Rick’s, Rick’s attorneys, the Escrow Agent and its attorneys and advisors to or witnesses for any party.  The matters submitted to arbitration, the hearings and proceedings and the arbitration award shall be kept and maintained in the strictest confidence by the parties hereto and shall not be discussed, disclosed or communicated to any persons except as may be required for the preparation of expert testimony.  The prevailing party shall be entitled to recover reasonable and necessary attorneys' fees and costs from the non-prevailing party and the determination of such fees and costs and the award thereof shall be included in the claims to be resolved by the arbitrator hereunder; or

(b)	all differences shall have been adjusted and all doubt resolved by agreement between Rick’s and the Sellers, and the Escrow Agent shall have been notified thereof in writing signed by all Parties.

13.           Should Escrow Agent become involved in litigation in any manner whatsoever on account of this Escrow Agreement or the Escrow Documents, the Parties hereto (other than Escrow Agent), hereby bind and obligate themselves, their heirs, personal representatives, successors, assigns to pay Escrow Agent, in addition to any charge made hereunder for acting as Escrow Agent, reasonable attorneys' fees incurred by Escrow Agent, and any other disbursements, expenses, losses, costs and damages in connection with or resulting from such actions, unless such litigation is the direct result of the Escrow Agent's own willful misconduct.

14.           The terms of these instructions are irrevocable by the undersigned unless such revocation is consented to in writing by each of Rick’s and the Sellers.

15.           The terms herein shall be binding upon the Escrow Agent and its successors, and upon Rick’s and the Sellers.

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16.           The Escrow Agent may resign as escrow agent in respect of the Escrow Stock by giving written notice to Rick’s and the Sellers.  The resignation of the Escrow Agent shall be effective, and the Escrow Agent shall cease to be bound by this Escrow Agreement, thirty (30) days following the date such notice of resignation is given.

Rick’s and the Sellers shall, before the effective date of the resignation of the Escrow Agent, appoint another escrow holder who shall be acceptable to them and that appointment, when made, shall be binding on them.  Upon appointment by the new escrow holder, the Escrow Agent shall deliver the Escrowed Documents to the new escrow holder whereupon the Escrow Agent shall not be liable for the completion of any further acts pursuant to this Escrow Agreement.  In the event that Rick’s and the Sellers do not appoint a new escrow holder prior to the expiration of the thirty (30) day period, the Escrow Agent shall be entitled to make application to a court of competent jurisdiction in the State of Texas to be relieved of the obligations upon it and/or to interplead the Escrowed Documents into such court and for directions with respect to the delivery of the Escrowed Documents.  The Escrow Agent shall be entitled to act in accordance with the direction of the court without any further liability to any other Party whatsoever.

17.           The Escrow Agent will not receive any compensation for the performance of its services in connection with this Escrow Agreement except for the reimbursement of any and all out- of-pocket expenses incurred by the Escrow Agent in connection with the performance of its services hereunder.

18.           All notices and other communications provided for herein shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight air courier guaranteeing next day delivery:

(a)	If to Rick’s:

Rick’s Cabaret International, Inc.
10959 Cutten Road
Houston, Texas 77066
Fax: (281) 397-6765

(b)	If to Sellers:

Jerry W. Golding
__________________________
__________________________
Fax:       ____________________

Kenneth L. Meyer
__________________________
__________________________
Fax:       ____________________

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Charles A. McClure
__________________________
__________________________
Fax:       ____________________

With a copy to:

Karen S. Hockstad
Hockstad Law Office, Ltd.
5003 Horizons Drive, Suite 200
Columbus, Ohio 43220
Fax:  (614) 451-3156

(d)	If to Escrow Agent to:

Robert D.  Axelrod, P.C.
c/o Axelrod,  Smith  &  Kirshbaum
5300 Memorial Drive, Suite 700
Houston, Texas  77007
Fax:  (713) 552-0202

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three days after being deposited in the mail, postage prepaid, sent certified mail, return receipt requested, if mailed; and the next day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

19.           This Escrow Agreement shall be construed according to the laws of the State of Texas and the Parties submit themselves to the exclusive jurisdiction of the courts of the State of Texas in the event of any dispute, other than as provided in Paragraph 12.

20.           This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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21.           The Escrow Agent and any stockholder, director, officer, partner or employee of the Escrow Agent may have a pecuniary interest in any transaction in which the Parties may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Escrow Agent under this Agreement.  In other words, this Escrow Agreement shall not prevent the Escrow Agent from performing any other activity which it would normally perform.  Additionally, nothing herein shall preclude the Escrow Agent from acting in any other capacity for either of the Parties.  Specifically, the Parties expressly acknowledge and agree that the Escrow Agent and employees of the Escrow Agent serve as legal counsel to Rick’s.  The Parties expressly waive any conflict of interest which may arise from such legal representation and serving as Escrow Agent hereunder.  Further, the Sellers expressly agree that serving as Escrow Agent will in no way preclude Escrow Agent or any employee or partner of Escrow Agent from continuing to serve as legal counsel to Rick’s.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties hereto have executed this Escrow Agreement effective as of the day and year first above written.

RICK’S CABARET INTERNATIONAL, INC.

By:	/s/ Eric Langan
Eric Langan, President

SELLERS:

By:	/s/ Jerry W. Golding
Jerry W. Golding, Individually

By:	/s/ Kenneth L. Meyer
Kenneth L. Meyer, Individually

By:	/s/ Charles McClure
Charles A. McClure, Individually

ROBERT D. AXELROD, P.C., as the Escrow Agent

By:	/s/ Robert D. Axelrod
Robert D. Axelrod, President

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